Exhibit 10.1
SUBSCRIPTION AGREEMENT
Transmeta Corporation
2540 Mission College Boulevard
Santa Clara, CA 95054
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Transmeta Corporation, a Delaware corporation (the “Company”), and the Investor.
2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,000,000 units (the “Units”), each consisting of (i) one share (each, a “Share” and collectively, the “Shares”) of its common stock, par value $0.00001 per share (the “Common Stock”), and (ii) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 0.5 (the “Warrant Ratio”) shares of Common Stock, subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $6.40 per Unit (the “Purchase Price”). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as “Warrant Shares” and, together with the Units, the Shares and the Warrants, are collectively referred to herein as the “Securities.”
3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (a) the Company’s effective registration statement on Form S-3 (Registration No. 333-144476) (including the prospectus contained therein (the “Base Prospectus”)) filed with the Securities and Exchange Commission (the “Commission”) (which, together with all amendments or supplements thereto, is referred to herein as the “Registration Statement”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933) that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (c) a Prospectus Supplement containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission (the “Prospectus Supplement”) and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) along with the Company’s counterpart to this Agreement.
4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount. The Investor acknowledges that the Company intends to enter into subscription agreements in substantially the same form as this Agreement with certain other investors and intends to offer and sell such other investors Units in the Offering pursuant to the Registration Statement.
5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows:
Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by Mellon Investor Services L.L.C., the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	IN ACCORDANCE WITH SECTION 3.3(a) OF THE TERMS AND CONDITIONS ATTACHED HERETO AS ANNEX I, REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:
Wells Fargo Bank
Bank ID: 121000248
Account number: 4172564379
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
6. The executed Warrant representing the Warrants included in the Units purchased by the Investor shall be delivered in accordance with the Terms and Conditions for Purchase of Units attached hereto as Annex I.
7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any persons known to it to be affiliates of the Company, (b) it is not a, and has no direct or indirect affiliation or association with any, NASD member or an Associated Person (as such term is defined under Section 1011 of the NASD Membership and Registration Rules) as of the date hereof, and (c) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the final Base Prospectus, dated July 20, 2007, the documents incorporated by reference therein, and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement, and that the Investor understands that it will receive the Prospectus Supplement (or otherwise have made available to it by the filing by the Company of an electronic version thereof with the Commission) together with the Company’s counterpart of this Agreement.
9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing, or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Units:
Purchase Price Per Unit: $
Aggregate Purchase Price: $
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September 20, 2007

INVESTOR
By:

Print Name:

Title:

Address:

[Signature Page — Subscription Agreement]

Agreed and Accepted
this 20th day of September, 2007:

TRANSMETA CORPORATION
By:
Name:
Title:

[Signature Page — Subscription Agreement]

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
All capitalized terms not otherwise defined in this Annex I shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex I is attached.
     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.
     2. Agreement to Sell and Purchase the Units; Placement Agent.
          2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of this Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of some or all of the remaining Units to them as part of the Offering. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          2.3 The Investor acknowledges that the Company intends to pay A.G. Edwards & Sons, Inc. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.
          2.4 The Company has entered into a Placement Agency Agreement (the “Placement Agreement”) with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company in Sections 3 and 4 thereof that may be relied upon by the Investor. The Investors shall be express intended third party beneficiaries of such representations, warranties, covenants and agreements contained in Section 3 of the Placement Agreement. A copy of the Placement Agreement is available to the Investor upon request.
     3. Closings and Delivery of the Units and Funds.
          3.1 Closing. Subject to the satisfaction of the conditions set forth in Section 3.2 below, the completion of the purchase and sale of the Units (the “Closing”) will occur at a place and time (the “Closing Date”), which is expected to occur on or about September 26, 2007 but shall not be later than 5:00 p.m., New York time, on October 3, 2007, to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent. At the Closing and in accordance with paragraph 5 of the Subscription Agreement: (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares included in the Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares included in the Units set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          3.2 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor will be subject to (i) the receipt by the Company of the aggregate purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the remaining Units that they have agreed to purchase from the Company.
          3.3 Delivery of Funds by Electronic Book-Entry at The Depository Trust Company.
               No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company and the Placement Agent:
Wells Fargo Bank
Bank ID: 121000248
Account number: 4172564379
          3.4 Delivery of Shares by Electronic Book-Entry at The Depository Trust Company.
               No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares included in the Units being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Mellon Investor Services L.L.C., the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Simultaneously with the delivery to the Company by the Investor of the funds Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.
     4. Representations, Warranties and Covenants of the Investor.
          4.1 The Investor represents and warrants to, and covenants with, the Company that: (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units; (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (c) the Investor, in connection with its decision to purchase the number of Units set forth on the Signature Page, is relying only upon the Disclosure Package, the Prospectus Supplement, and the representations and warranties of the Company contained herein and in Section 3 of the Placement Agreement.

          4.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required. The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Disclosure Package or the Prospectus Supplement.
          4.3 The Investor further represents and warrants to, and covenants with, the Company that: (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          4.4 The Investor understands that nothing in this Agreement, the Disclosure Package, the Prospectus Supplement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
          4.5 The Investor represents and warrants that, since the date on which the Placement Agent first contacted such Investor about the Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.
     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:
               (a) if to the Company, to:
Transmeta Corporation
2540 Mission College Boulevard
Santa Clara, CA 95054
Attention: John O’Hara Horsley
Phone: (408) 919-3000
Telecopy: (408) 919-6407
with copies to:
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Mark A. Leahy
Phone: (650) 988-8500
Telecopy: (650) 938-5200
               (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     7. Changes. This Agreement shall not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     10. Governing Law; Jurisdiction. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement, the Placement Agreement or the transactions contemplated hereby or thereby shall only be instituted, heard and adjudicated (excluding appeals) only in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

     12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.
     13. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.
     14. Entire Agreement. This Agreement, and the applicable provisions of this Placement Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.
     15. No Assignment. This Agreement shall not be assigned by any party hereto, without the express prior written consent of the Company, the Investor and the Placement Agent.

Exhibit A
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to this Agreement, please provide us with the following information:
1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

6.	DTC Participant Number

7.	Name of Account at DTC Participant being credited with the Shares

8.	Account Number at DTC Participant being credited with the Shares